NSAR ITEM 77O
April 1, 2001 to September 30, 2001
VK Small Cap Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           Tellium        Thomas Weisel  1,400       0.016      05/17/01
                              Partners LLC

    2          Peabody Energy   Lehman Brothers  5,000    0.033     05/21/01
                  Corp.

    3         Willis Group     Salomon Smith    1,700      0.009     06/11/01
               Holdings          Barney

    4         Odyssey Re       Banc of America  9,400     0.055     06/14/01
               Holdings

    5         Phoenix Companies  Merrill Lynch  6,200     0.013     06/19/01

    6         American Axle      Merrill Lynch  25,000    0.333     08/15/01



Underwriters for #1
Morgan Stanley & Co. Incorporated
Thomas Weisel Partners LLC
UBS Warburg LLC
CIBC World Markets Corp.
Wit SoundView Corporation
Robert W. Baird & Co. Incorporated
Dain Rauscher Wessels  A Division of Dain Rauscher
A.G. Edwards & Sons, Inc.
First Albany Corporation
Edward D. Jones & Co. L.P.
Neuberger Berman, LLC
Brad Peery Inc.


Underwriters for #2
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
A.G. Edwards & Sons, Inc.
ABN AMRO Rothschild LLC
Fidelity Capital Markets, a division of National Financial Services LLC Prudential Securities Incorporated
Robertson Stephens, Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation
Stifel, Nicolaus & Company, Incorporated
Cazenove Inc.
Chatsworth Securities LLC
Fahnestock & Co. Inc.
First Southwest Company
Johnson Rice & Company L.L.C.
Edward D. Jones & Co. L.P.
Petrie Parkman & Co.
Sanders Morris Harris
Lehman Brothers International (Europe)
Bear, Stearns International Limited
Merrill Lynch International
Morgan Stanley & Co. International Limited
UBS AG, acting through its business group UBS Warburg
Cazenove & Co.


Underwriters for #3
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
BNP Paribas
Cochran, Caronia Securities LLC
Conning & Company
Dowling & Partners Securities, LLC
A.G. Edwards & Sons, Inc
Epoch Partners
First Union Securities, Inc.
Fox-Pitt, Kelton Inc.
Friedman, Billings, Ramsey
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Neuberger & Bergman
Shemano Group
Muriel Siebert & Co. Inc.


Underwriters for #4
Banc of America Securities LLC
CIBC World Markets Corp.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BMO Nesbitt Burns Corp.
Cochran, Caronia & Co. Inc.
Ferris, Baker Watts, Inc.
Fox-Pitt, Kelton Inc.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
RBC Dominion Securities Corporation
Scotia Capital (USA) Inc.



Underwriters for #5
Morgan Stanley & Co., Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Bear, Stears & Co. Inc.
Deutsche Banc Alex Brown Inc.
UBS Warburg LLC
ABN AMRO Incorporated
Advest, Inc.
Banc of America Securities LLC
Barrington Research Associates, Inc.
BMO Nesbitt Burns Corp.
BNY Capital Markets, Inc.
Conning & Company
Dresdner Kleinwort Wasserstein
Fox-Pitt, Kelton Inc.
Janney Montgomery Scott LLC
Edwards D. Jones & Co. L.P.
Keefe, Bruyetter & Woods Inc.
Morgan Keegan & Company, Inc.
Neuberger Berman, LLC
Putnam, Lovell & Thorton Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L.P.


Underwriters for #6
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
First Union Securities, Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Banc of America Securities LLC
Credit Lyonnais Securities (USA) Inc.
Fahnestock & Co. Inc.
Lehman Brothers Inc.
Raymond James & Associates, Inc.
Salomon Smith Barney Inc.
BNY Capital Markets, Inc.
Gabelli & Company, Inc.
McDonald Investments, Inc.
NatCity Investments, Inc.
Scotia Capital (USA) Inc.
SunTrust Capital Markets, Inc.